Exhibit 99.1

NYMEX HOLDINGS, INC., APPOINTS TWO BOARD MEMBERS

New York, N.Y., August 3, 2005 -- The board of directors of NYMEX Holdings, Inc., announced today that it has appointed two new members to fill its vacant board positions.

David Lazarus will represent the equity owner category, and Howard Gabler will serve as a public director.  Both positions were vacated by board members earlier this year.  Mr. Lazarus and Mr. Gabler will serve until the next general election of directors.

NYMEX Chairman Mitchell Steinhause said, "We are pleased to have David and Howard join the board.  This is a critical time at the Exchange, and we want to ensure that the interests of the entire membership are well-represented on the board of directors."

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results.  Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements.  In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets.  We assume no obligation to update or supplement our forward-looking statements.